AMENDMENT TO AMENDED AND RESTATED

CUSTODY AGREEMENT

This Second Amendment is entered into as of September 18, 2023 (the “Amendment”), by and between Advisers Investment Trust, a statutory trust organized under the laws of the state of Delaware (the “Trust”), on behalf of the series managed by Vontobel Asset Management, Inc. and The Northern Trust Company, an Illinois corporation (the “Custodian”).

WHEREAS, the Trust and the Custodian are party to an Amended and Restated Custody and Service Agreement, dated as of March 31, 2017 (as amended, restated or otherwise modified from time to time prior to the date hereof, the “Custody Agreement”), wherein the Custodian agreed to provide certain services to the Trust; and

WHEREAS, in addition to the provisions contained in the Custody Agreement, effective as of the date hereof, the Trust and the Custodian wish to make certain amendments to the Custody Agreement.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS; INTERPRETATION.

(a)	Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Custody Agreement.

(b)	The headings to the clauses of this Amendment shall not affect its interpretation.

2. AMENDMENT. Schedule B to the Custody Agreement is hereby amended by replacing such schedule with the Schedule B attached hereto.

3. GOVERNING LAW. This Amendment shall be construed and the substantive provisions hereof interpreted under and in accordance with the laws of the State of Illinois.

4. MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement between the parties. Except as provided herein, this Amendment may not be amended or otherwise modified except in writing signed by all the parties hereto.

5. EFFECT OF AMENDMENT. All other terms and conditions set forth in the Custody Agreement shall remain unchanged and in full force and effect. On and after the date hereof, each reference to the Custody Agreement in the Custody Agreement and all schedules thereto shall mean and be a reference to the Custody Agreement as amended by this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Trust and the Custodian has caused this Amendment to be signed and delivered by its duly authorized representative.

ADVISERS INVESTMENT TRUST

By:	/s/ Barbara J. Nelligan

Name:	Barbara J. Nelligan
Title:	President

THE NORTHERN TRUST COMPANY

By:	/s/ Chad K. Hecht
Name:	Chad Hecht
Title:	Vice President

SCHEDULE B

Vontobel U.S. Equity Institutional Fund

Vontobel Global Environmental Change Fund